Exhibit 32(a)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CEO

The undersigned, John F. Young, Chair, President and Chief Executive of Energy Future Competitive Holdings Company (the “Company”), DOES HEREBY CERTIFY that, to his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 27th day of October, 2011.

/s/ JOHN F. YOUNG
Name:	John F. Young
Title:	Chair, President and Chief Executive

A signed original of this written statement required by Section 906 has been provided to Energy Future Competitive Holdings Company and will be retained by Energy Future Competitive Holdings Company and furnished to the Securities and Exchange Commission or its staff upon request.